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                                                                 Exhibit 4(a)(5)

                          IMPERIAL HOLLY CORPORATION
                     FOURTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Texas Commerce Bank National Association
Houston, Texas

The Bank of New York
New York, New York

Frost National Bank of San Antonio
San Antonio, Texas

Bank One, Colorado Springs, N.A.
Colorado Springs, Colorado

St. Paul Bank for Cooperatives
St. Paul, Minnesota

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of June 10, 1993, as amended to the date hereof, (the "Credit Agreement") among the undersigned, IMPERIAL HOLLY CORPORATION, a Texas corporation (the "Company"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     The Banks extend an $90,000,000 revolving credit and competitive bid facility to the Company on the terms and conditions set forth in the Credit Agreement. The Company and the Banks now wish to amend the Credit Agreement to
(i) reflect the termination of Bank One Colorado Springs, N.A.'s Bank's Commitment thereunder, (ii) eliminate Bank One, Colorado Springs, N.A. as a party to the Credit Agreement, (iii) increase the St. Paul Bank for Cooperatives' Bank's Commitment in an amount equal to Bank One, Colorado Springs, N.A.'s Bank's Commitment, and (iv) extend the Termination Date of the Credit Agreement to June 10, 1998, all in the manner set forth in this Amendment.

1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

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     Section 1.1. Section 1.1(a) of the Credit Agreement shall be amended by replacing the date "June 10, 1997" appearing in the last line thereof with the date "June 10, 1998".

     Section 1.2. Section 1.1(c) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

          "(c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Banks' Commitments" and individually, a "Bank's Commitment"):

     Harris Trust and Savings Bank                 $25,000,000      27.77777778%
     Texas Commerce Bank National Association      $25,000,000      27.77777778%
     The Bank of New York                          $20,000,000      22.22222222%
     The Frost National Bank of San Antonio         $7,000,000       7.77777778%
     St. Paul Bank for Cooperatives                $13,000,000      14.44444444%

                 TOTAL                             $90,000,000              100%

          All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Bank's Commitment as above set forth. The Company may elect that each Loan made hereunder be made available by means of a Base Rate Loan, Adjusted CD Rate Loan or Eurodollar Loan, it being understood that one or more of such Loans may be outstanding at the same time. Each Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000."

2. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     Section 2.1. The Company and the Banks, shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2. As of the date written below, each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct, except that all of the representations and warranties made under
Section 6.3 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished to the Agent pursuant to Section 8.4 of the Credit Agreement.

     Section 2.3. As of the date written below, the Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

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     Section 2.4. As of the date written below, all legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

     Section 2.5. The Agent shall have received an opinion of counsel to the Company satisfactory in form and substance to the Agent.

3. MISCELLANEOUS.

     Section 3.1. Upon satisfaction of the conditions precedent set forth above, the Company shall be deemed to have requested from St. Paul Bank for Cooperatives, a loan in a principal amount equal to the unpaid principal amount of the Note dated June 10, 1993, as amended to the date hereof, payable to the order of Bank One, Colorado Springs, N.A. (the "Bank One Note"), and St. Paul Bank for Cooperatives will make such a loan if all conditions set forth in
Section 7.2 of the Credit Agreement are satisfied. The proceeds of such loan shall be used exclusively to pay the outstanding principal balance of the Bank One Note, and the Company will pay all accrued interest thereon and all amounts, if any, payable under Section 10.4 of the Credit Agreement with respect to such prepayment. Upon payment in full of all principal of and accrued interest on such Bank One Note, and such other amounts, Bank One, Colorado Springs, N.A. Bank's Commitment shall be terminated and Bank One, Colorado Springs, N.A. shall cease to be a party to the Credit Agreement and shall have no rights or obligations thereunder, except for the right to be indemnified by the Company pursuant to Section 12.8 of the Credit Agreement.

     Section 3.2. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement or Notes being sufficient to refer to the Credit Agreement as amended hereby.

     Section 3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

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     Dated as of April 28, 1995.

                                       IMPERIAL HOLLY CORPORATION

                                       By /s/ James C. Kempner
                                         ---------------------------------------
                                         Its President & Chief Executive Officer
(CORPORATE SEAL)

ATTEST:

/s/ Linda L. Meagher
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Its Assistant Secretary

     Accepted as of the date last written above.

                                       HARRIS TRUST AND SAVINGS BANK
                                         individually and as Agent

                                       By /s/ Mary L. Burke
                                         ---------------------------------------
                                         Its Vice President

                                       TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION

                                       By /s/ Jay Schwartz
                                         ---------------------------------------
                                         Its Vice President

                                       THE BANK OF NEW YORK

                                       By /s/ Alan F. Lyster, Jr.
                                         ---------------------------------------
                                         Its Vice President

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                                       FROST NATIONAL BANK OF SAN ANTONIO

                                       By /s/ W. Klein, Jr.
                                         ---------------------------------------
                                         Its Vice President

                                       BANK ONE, COLORADO SPRINGS, N.A.

                                       By /s/ Nanette Stutsberger
                                         ---------------------------------------
                                         Its Vice President

                                       ST. PAUL BANK FOR COOPERATIVES

                                       By /s/ Lee Rosin
                                         ---------------------------------------
                                         Its Vice President

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